R O B I N S C H O E N P U B L I C R E L A T I O N S
       526 Penn Street Newtown, PA 18940 t: 215/504-2122 f: 215/504-2123
                          e-m: schoenpr@mindspring.com

FOR IMMEDIATE RELEASE
February 23, 2000

Contacts:  General and Press Inquiries         Investor Inquiries
           ---------------------------         -------------------
           Robin Schoen                        Josh Golomb
           Robin Schoen Public Relations       SmallCaps Online Communications
           215/504-2122                        212/554-4158


                MEDIX SELLS BALANCE OF MEDICAL STAFFING BUSINESS
          Company Now Exclusively Focused on iHealth Software Business


Denver, CO -- Medix Resources, Inc. [OTCBB:MDIX] today announced the sale of the balance of its medical staffing operations to Medical Staffing Network, a medical staffing company located in Boca Raton, Florida. Medix provides Internet-based health care communication, data integration, and transaction processing software through its Cymedix.com product line.

Specifically, Medix sold National Care Resources, TherAmerica, National Care Resources Travel, and National Care Resources Rehab Consulting facilities operating out of Denver, Colorado, and Houston and San Antonio, Texas. The purchase price received by the Company was $1,000,000 with $500,000 paid in cash and $500,000 in a subordinated note from Medical Staffing Network Inc. The proceeds of this sale enable Medix to improve its overall financial position and balance sheet.

"Since acquiring Cymedix Lynx and the Cymedix.com iHealth software product line in 1998, our overarching goal has been to pursue a pure iHealth software strategy," stated John Prufeta, Medix Resources' chief executive officer. "With this sale, we've completely divested ourselves of our staffing operations and can now focus solely on winning in the iHealth software market."

Denver-based Medix Resources, through Cymedix Lynx Corporation, offers Cymedix.com, a suite of fully-secure, patented Internet communications software products, to the healthcare industry. Additional information about Medix Resources and its products and services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling 800/326-8773.

# # #

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10-KSB/A for 1998, which was filed with the Securities and Exchange Commission on July 23, 1999, and its 1999 third quarter Form 10-QSB, which was filed with the Securities and Exchange Commission on November 10, 1999. This information is available from the SEC or the Company.